EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. 1350
     Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of his knowledge:
1.	The quarterly report on Form 10-Q of NeuStar, Inc. for the quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NeuStar, Inc.

August 11, 2006	By:	/s/ Jeffrey E. Ganek Jeffrey E. Ganek Chief Executive Officer

August 11, 2006	By:	/s/ Jeffrey A. Babka Jeffrey A. Babka Chief Financial Officer
     A signed original of this written statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.